EXHIBIT 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 14, 2018, in the Registration Statement (Form S-1) and related Prospectus of Borqs Technologies, Inc.

/s/ Ernst & Young Hua Ming LLP

Ernst & Young Hua Ming LLP

Shanghai, People’s Republic of China

February 14, 2018